Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-183618) of Petróleo Brasileiro S.A. - Petrobras of our report dated February 25, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 20-F.

/s/ Marcos Donizete Panassol

Marcos Donizete Panassol

Engagement Leader

PricewaterhouseCoopers

Rio de Janeiro - Brazil

April 30, 2014